EXHIBIT 21.1



                           LIST OF SUBSIDIARIES


Subsidiary of ACG Holdings, Inc.:                      State of Incorporation:
--------------------------------                       ----------------------
American Color Graphics, Inc.                          New York


Subsidiaries of American Color Graphics, Inc:

Sullivan Marketing, Inc.                               Delaware
American Images of North America, Inc.                 New York
Sullivan Media Corporation                             Delaware